EXHIBIT 5.1

August 13, 2004

Trimble Navigation Limited
749 North Mary Avenue
Sunnyvale, California 94085

Re:      Trimble Navigation Limited
           Form S-8 Registration Statement

Ladies and Gentlemen:

     We have acted as special counsel to Trimble Navigation Limited, a California corporation (the "Company"), in connection with the registration of 1,500,000 shares of the Company's common stock, no par value (the "Common Stock"), issuable pursuant to the Company's 2002 Stock Plan and 300,000 shares of Common Stock, issuable pursuant to the Company's 1988 Employee Stock Purchase Plan (the 1,500,000 together with the 300,000 shares of Common Stock, "the Shares," and the 2002 Stock Plan together with the 1988 Employee Stock Purchase Plan, the "Plans").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on August 13, 2004 under the Act relating to the sale of the Shares; (ii) a specimen certificate representing the Common Stock; (iii) the Articles of Incorporation of the Company, and all amendments thereto, as certified by Irwin L. Kwatek, Vice President and General Counsel of the Company; (iv) the Amended and Restated Bylaws of the Company, as certified by Irwin L. Kwatek, Vice President and General Counsel of the Company; (v) the Plans; and (vi) certain resolutions of the Board of Directors of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.


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     We have also assumed that each award  agreement  setting forth the terms of each grant of options or other awards under the Plans is consistent with the Plans and has been duly authorized and validly executed and delivered by the parties thereto.

     We do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of California, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon and subject to the  foregoing,  we are of the opinion  that when
(i) certificates representing the Shares to be issued under the Plans in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (ii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plans the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.

     We hereby  consent to the filing of this  opinion  with the  Commission  as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                           Very truly yours,



                           /s/ Skadden, Arps, Slate, Meagher & Flom LLP